CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in this Pre-Effective Amendment No. 1 to the registration statement on Form N-2 (File No. 811-10373).


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 18, 2001